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Exhibit 10.3

Execution Version

MAUI LAND & PINEAPPLE COMPANY, INC.

WAIVER AND AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT

        This Waiver and Amendment No. 2 to Registration Rights Agreement (the "Amendment") is entered into as of April 30, 2008, by and among Maui Land & Pineapple Company, Inc., a Hawaii corporation (the "Company"), on the one hand, and Ohana Holdings, LLC ("Ohana"), and ZG Ventures, LLC ("ZG," and together with Ohana, the "Investors"), being the holders of not less than a majority in interest of the Registrable Securities, on the other hand. Reference is made to that certain Registration Rights Agreement, dated March 12, 2007, by and among the Company and each of the Investors, as amended by that certain Amendment No. 1 to Registration Rights Agreement, dated April March 10, 2008 (as so amended, the "Agreement"), obligating the Company to file a registration statement with the Securities and Exchange Commission to register the Registrable Securities for resale not later than March 31, 2008 (the "Filing Deadline"). The Company and the Investors desire, pursuant to Article X of the Agreement, to waive certain obligations and amend certain provisions of the Agreement, as described in greater detail herein.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

        1.    Definitions.    Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

        2.    Acknowledgment, Representation and Waiver.

          (a)    Acknowledgment.    The Investors acknowledge that, pursuant to Rule 3-09 of Regulation S-X, the Company failed to file with the Commission the separate 2007 audited financial statements of W2005 Kapalua/Gengate Hotel Holdings L.L.C. ("W2005 Kapalua/Gengate"), a joint venture with respect to which MLP RCK LLC, a wholly-owned subsidiary of the Company, owned a 21.4286% interest as of December 31, 2007, by the filing deadline of March 31, 2008. As a result of extenuating circumstances and for reasons outside of the Company's control, the Company did not file the audited financial statements of W2005 Kapalua/Gengate until April 1, 2008, one day after the deadline imposed by Rule 3-09 of Regulation S-X. The W2005 Kapalua/Gengate financial statements were filed with Amendment No. 1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

          (b)    Representation.    The Company represents that, as a result of the Company's late filing of the audited financial statements of W2005 Kapalua/Gengate, it has sought and obtained a waiver from the Commission with respect to the timely-filing requirement set forth in General Instruction I.A.3(b) of Form S-3, and as a result remains eligible to use Form S-3, notwithstanding the late filing of the audited financial statements of W2005 Kapalua/Gengate.

          (c)    Waiver.    The Investors hereby expressly waive, and agree not to initiate any claims against the Company related to the late filing of the audited financial statements of W2005 Kapalua/Gengate and arising as a result of (i) the Company's breach of Section 2.1(a) of the Agreement, which required the Company to file by the Filing Deadline a registration statement with the Commission to register the Registrable Securities for resale, and (ii) the Company's breach of Section 2.3 of the Agreement, which required the Company to file all reports required to be filed by the Company with the Commission in a timely manner so as to preserve its eligibility for the use of Form S-3; provided, however, that this Section 2(c) shall not be construed as a waiver of any other breach or breaches by the Company of any other provision(s) of the Agreement.

        3.    Amendments.

          (a)   Section 1.1(a) of the Agreement is hereby amended to read in full as follows:

            "1.1 (a)    "Effectiveness Deadline" means, (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2.1(a), June 2, 2008 or, in the event that the Registration Statement is subject to the Commission's review, July 31, 2008, and (ii) with respect to any additional Registration Statement(s) that may be required to be filed pursuant to Section 2.1(b), the 120th day following (a) the date or time on which the Commission shall indicate as being the first date or time that such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required because the Commission shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, or (b) if such additional Registration Statement is required for a reason other than as described in (a) above, the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required."

          (b)   Section 2.1(a) of the Agreement is hereby amended to read in full as follows:

            "2.1 (a)    The Company shall file with the Commission a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities by no later than May 2, 2008. In the event that Form S-3 is unavailable for such a registration, then the Company, on or before May 2, 2008, will (i) file a Registration Statement on such form as is then available to effect a registration of all of the Registrable Securities, and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the applicable Effectiveness Deadline. By 9:30 am Eastern Standard Time on the Business Day following the Effective Date, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement."

        4.    Miscellaneous.

          a.    Ratification; Effect.    This Amendment shall be construed in connection with and as part of the Agreement, and all terms, conditions, and covenants set forth in the Agreement and each other instrument or agreement referred to therein, as applicable, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

          b.    Further Assurances.    Each party agrees to execute such other and further instruments and documents as may be necessary or proper in order to complete the transactions contemplated by this Amendment.

          c.    Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment No. 2 to Registration Rights Agreement as of the date first set forth above.

COMPANY:
MAUI LAND & PINEAPPLE COMPANY, INC.
By:	/s/ Robert I. Webber Robert I. Webber Chief Operating Officer and Chief Financial Officer

INVESTORS:
OHANA HOLDINGS, LLC
By:	/s/ Michael Mohr Michael Mohr Managing Member
ZG VENTURES, LLC
By:	/s/ Miles Gilburne Miles Gilburne Managing Member

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  Exhibit 10.3 Execution Version
MAUI LAND & PINEAPPLE COMPANY, INC. WAIVER AND AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT